Exhibit 10.1

Execution Copy

AMENDMENT TO

THIRD AMENDED AND RESTATED COOPERATION AGREEMENT

This Amendment to the Third Amended and Restated Cooperation Agreement, dated as of August 12, 2020 (this “Amendment”), is by and among Avis Budget Group, Inc. (the “Company”) and the entities set forth on Schedule A hereto (together with their Affiliates, “SRS”).

WHEREAS, the Company and SRS have previously entered into that certain Third Amended and Restated Cooperation Agreement, dated as of February 23, 2020 (the “Agreement”), with respect to certain matters relating to the Board of Directors of the Company (the “Board”) and certain other matters, as provided therein; and

WHEREAS, the Agreement entitles SRS to designate three persons to serve as members of the Board consisting of nine total members following the required appointment of certain additional directors; and

WHEREAS, pursuant to the Agreement, SRS designated Brian Choi, Jagdeep Pahwa and Karthik Sarma to serve as members of the Board, and the Board recommended the election of each of them at the 2020 annual meeting of stockholders of the Company, and each of them was subsequently elected at such annual meeting; and

WHEREAS, the Company plans to announce that it is appointing Mr. Choi as the Chief Financial Officer of the Company and, in connection therewith, Mr. Choi will resign from the Board; and

WHEREAS, the parties, upon mutual agreement, may appoint additional directors from time to time in order to achieve and maintain their goals of diversity in background, experience, gender and ethnicity of board members.

NOW, THEREFORE, pursuant to Section 24 of the Agreement, and in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and SRS wish to amend the Agreement on the terms set forth herein, and agree as follows effective as of August 21, 2020:

1.    Amendments to the Agreement.

(a)    Clause (i) of Section 1(a) of the Agreement is amended by deleting the phrase “(collectively, the “Applicable Directors”)” and inserting a new sentence at the end of Section 1(a) as follows:

“For purposes of this Agreement, “Applicable Directors” shall mean (i) from the date of the Agreement through the Amendment Date, Brian Choi, Jagdeep Pahwa and Karthik Sarma, and (ii) following the Amendment Date, Jagdeep Pahwa and Karthik Sarma.”

(b)    The first sentence of Section 1(e) of the Agreement is amended and restated in its entirety as follows:

“During the Standstill Period, SRS shall be entitled to designate two (2) persons to serve as members of the Board.”

(c)    The first sentence of Section 1(f) of the Agreement is amended and restated in its entirety as follows:

“During the Standstill Period, (i) SRS shall be entitled to appoint one (1) Applicable Director to the Corporate Governance Committee of the Board, (ii) SRS shall be entitled to appoint one (1) Applicable Director to the Compensation Committee of the Board, which Applicable Director shall serve as Chair of the Compensation Committee of the Board, (iii) the size of each of the Corporate Governance Committee and the Compensation Committees shall be not less than two (2) nor more than three (3) members, all of whom shall qualify as “independent” of the Company pursuant to the applicable stock exchange listing requirements (unless the Board (including, solely in the case of an Applicable Director joining such committee, a majority of the directors who are not former or current employees of, or advisors or consultants to, SRS or an Affiliate of SRS) approves the appointment to such committee of a director who does not qualify as “independent” of the Company in accordance with an applicable exception thereunder) and (iv) SRS shall be entitled to designate one Applicable Director to serve as Vice Chairman of the Board.”

(d)    The penultimate sentence of Section 1(f) of the Agreement is amended and restated in its entirety as follows:

“As of the Amendment Date, SRS has presently designated Mr. Sarma to serve on the Corporate Governance Committee and SRS shall designate an Applicable Director to serve on, and be Chair of, the Compensation Committee.”

(e)    The second sentence of Section 1(h) of the Agreement is amended and restated in its entirety as follows:

“During the period commencing with the Amendment Date through the expiration or termination of the Standstill Period, the Board and all applicable committees of the Board shall take all necessary actions (including with respect to nominations for election at the Applicable Meetings) so that the size of the Board is no more than six (6) directors.”

(f)    Section 1(j) of the Agreement is amended and restated in its entirety as follows: “[RESERVED]”.

(g)    Section 1(k) of the Agreement is amended and restated in its entirety as follows: “[RESERVED]”

(h)    The reference to “Section 5(c)” in Section 2 of the Agreement is replaced with a reference to “Section 5(b)”.

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(i)    The first sentence of Section 5 of the Agreement is amended and restated in its entirety as follows:

“If at any time following the execution and delivery of this Agreement, SRS’s aggregate Beneficial Ownership of Voting Securities is less than (a) the greater of (x) 5,576,738 and (y) 7.5% of the issued and outstanding Voting Securities publicly disclosed as of such date, the resignation letter provided by one Applicable Director (or any Replacement thereof) shall become effective or (b) the greater of (x) 3,717,826 and (y) 5% of the issued and outstanding Voting Securities publicly disclosed as of such date, the resignation letter provided by the final Applicable Director (or any Replacement thereof), shall become effective (each of the percentages in clauses (a) and (b), a “Minimum Ownership Level”); provided, that in the case of clauses (a) and (b), SRS shall promptly notify the Company of which Applicable Director (as applicable) will resign in each instance and, failing such notice, the Corporate Governance Committee of the Board shall determine which Applicable Director (as applicable) will resign.”

(j)    Section 15 of the Agreement is amended by adding a new clause (j) at the end thereof to read as follows:

“(j) “Amendment Date” shall mean the date of effectiveness of the Amendment to the Agreement, which is August 21, 2020.

2.    Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Agreement unless the context clearly indicates or dictates a contrary meaning.

3.    Ratification of Agreement. Except as set forth herein, the Agreement shall remain unmodified and in full force and effect.

4.    Counterparts. This Amendment may be executed in two or more counterparts, which together shall constitute a single agreement.

5.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused the same to be executed by its duly authorized representative as of the date first above written.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

[Signature Page to Amendment to Third Amended and Restated Cooperation Agreement]

SRS INVESTMENT MANAGEMENT, LLC

By:	/s/ David B. Zales
Name:	David B. Zales
Title:	General Counsel

SRS PARTNERS MASTER FUND LP

By:	SRS Investment Management, LLC, its
investment manager

By:	/s/ David B. Zales
Name:	David B. Zales
Title:	General Counsel

SRS SPECIAL OPPORTUNITIES MASTER II, LP

By:	SRS Investment Management, LLC, its
investment manager

By:	/s/ David B. Zales
Name:	David B. Zales
Title:	General Counsel

SRS LONG OPPORTUNITIES MASTER FUND, LP

By:	SRS Investment Management, LLC, its
investment manager

By:	/s/ David B. Zales
Name:	David B. Zales
Title:	General Counsel

[Signature Page to Amendment to Third Amended and Restated Cooperation Agreement]

SCHEDULE A

SRS Investment Management, LLC

SRS Partners Master Fund LP

SRS Special Opportunities Master II, LP

SRS Long Opportunities Master Fund, LP